EXHIBIT 10.4

     Proposed Form of Change in Control Severance Agreement for Tammy Knight






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                      CHANGE IN CONTROL SEVERANCE AGREEMENT


         THIS CHANGE IN CONTROL SEVERANCE AGREEMENT (the "Agreement") is made and entered into as of this ___ day of ______________, 1999 (the "Commencement Date"), by and between Alaska Federal Savings Bank (which, together with any successor thereto which executes and delivers the assumption agreement provided for in Section 5(a) hereof or which otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law, is hereinafter referred to as the "Bank"), and Tammy Knight (the "Executive").

         WHEREAS, the Executive is currently serving as Assistant Vice President & Loan Services Manager; and

         WHEREAS, the Board of Directors of the Bank (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Bank or of its holding company, Alaska Pacific Bancshares, Inc. (the "Company"), may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Bank, the Company and its stockholders; and

         WHEREAS, the Board believes it is in the best interests of the Bank to enter into this Agreement with the Executive in order to assure continuity of management of the Bank and to reinforce and encourage the continued attention and dedication of the Executive to the Executive's assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Company and/or the Bank, although no such change is now contemplated; and

         WHEREAS, the Board has approved and authorized the execution of this Agreement with the Executive;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

         1. Certain Definitions.

            (a) The term "Change in Control" means (1) an event of a nature that results in the acquisition of control of the Company or the Bank within the meaning of the Savings and Loan Holding Company Act under 12 U.S.C. Section 1467a and 12 C.F.R. Part 574 (or any successor statute or regulation) or requires the filing of a notice with the Federal Deposit Insurance Corporation under 12 U.S.C. Section 1817(j) (or any successor statute or regulation); (2) an event that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (3) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
Act) directly or indirectly of securities of the Company or the Bank representing 25% or more of the combined voting power of the Company's or the Bank's outstanding securities; (4) individuals who are members of the board of directors of the Company immediately following the Effective Date or who

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are members of the board of  directors  of the Bank  immediately  following  the
Effective Date (in each case, the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequently whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's or the Bank's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or (5) consummation of a plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or a similar transaction in which the Company is not the resulting entity, or a transaction at the completion of which the former stockholders of the acquired corporation become the holders of more than 40% of the outstanding common stock of the Company and the Company is the resulting entity of such transaction; provided that the term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of the Bank or the Company.

            (b) The term "Commencement Date" means the date of this Agreement.


            (c) The term "Consolidated Subsidiaries" means any subsidiary or subsidiaries of the Company (or its successors) that are part of the affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), without regard to subsection (b) thereof) that includes the Bank, including but not limited to the Company.

            (d) The term "Date of Termination" means the date specified in the Notice of Termination (which, in the case of a Termination for Cause shall not be less than 30 days from the date such Notice of Termination is given, and in the case of a termination for Good Reason shall not be less than 15 nor more than 60 days from the date such Notice of Termination is given); provided, however, that if within 15 days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, whether by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); and provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Bank will continue to pay the Executive the Executive's full salary at the rate in effect when the notice giving rise to the dispute was given and continue the Executive as a participant in all benefit and fringe benefit plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section 1(d).

            (e) The term "Good Reason" means the occurrence, without the Executive's express written consent, of a material diminution of or interference with the Executive's duties, responsibilities or benefits, including (without limitation) any of the following circumstances unless such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination given by the Executive in respect thereof:

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               (i)  a  requirement  that the  Executive be based at any location
                    not  within  35  miles  of  Juneau,   Alaska,  or  that  she
                    substantially   increase  her  travel  on  Company  or  Bank
                    business;

               (ii) a material demotion of the Executive;

              (iii) a  material   reduction   in  the  number  or  seniority  of
                    personnel reporting to the Executive or a material reduction in the frequency with which, or in the nature of the matters with respect to which such personnel are to report to the Executive, other than as part of a Company-wide or Bank-wide reduction in staff;

               (iv) a reduction in the Executive's  salary or a material adverse change in the Executive's perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Company or the Bank;

               (v) a material and extended increase in the required hours of work or the workload of the Executive;

               (vi) the failure of the Bank to obtain a  satisfactory  agreement from any successor to assume the obligations and liabilities under this Agreement, as contemplated in Section 5(a) hereof; or

              (vii) any  purported  termination  of the  Executive's  employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4 hereof (and, if applicable, the requirements of Section 1(g) hereof), which purported termination shall not be effective for purposes of this Agreement.

            (f) The term "Notice of Termination" means a notice of termination of the Executive's employment pursuant to Section 7 of this Agreement.

            (g) The term "Termination for Cause" means termination of the employment of the Executive because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act or failure to act by the Executive shall be considered intentional unless the Executive acted or failed to act with an absence of good faith and without a reasonable belief that her action or failure to act was in the best interest of the Bank. Notwithstanding the foregoing, no Termination for Cause shall be deemed to have occurred unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board duly called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Executive has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

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         2. Term.

            (a) The term of this Agreement shall be a period of one year commencing on the Commencement Date, subject to extension or earlier termination as provided herein.

            (b) Except as provided in section 2(c), beginning on the first anniversary of the Commencement Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one additional year, provided that (i) neither the Executive nor the Company has given notice to the other in writing at least 90 days prior to such anniversary that the term of this Agreement shall not be extended further; and (ii) prior to such anniversary, the Board of Directors explicitly reviews and approves the extension. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms.

            (c) Nothing in this Agreement shall be deemed to prohibit the Bank at any time from terminating the Executive's employment during the term of this Agreement with or without notice for any reason; provided, however, that the relative rights and obligations of the Bank and the Executive in the event of any such termination shall be determined under this Agreement.

            (d) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(3) and (g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the remuneration withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

            (e) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(4) and (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

            (f) If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

            (g) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

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         3. Severance Benefits.

            (a) In the event that the Bank shall terminate the Executive's employment other than Termination for Cause, or the Executive shall terminate her employment for Good Reason, within 12 months following a Change in Control, the Bank shall (i) pay the Executive her salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given, at the time such payments are due; (ii) continue to pay, for a period of 12 months following the Date of Termination, for the life, health and disability coverage that is in effect with respect to the Executive and her eligible dependents at the time the Notice of Termination is given; and (iii) pay to the Executive in a lump sum in cash, within 25 days after the later of the date of such Change in Control or the Date of Termination, an amount equal to 100% of the Executive's "base amount" as determined under Section 280G of the Code, less the aggregate present value of the payments or benefits, if any, in the nature of compensation for the benefit of the Executive, arising under any other plans or arrangements (i.e., not this Agreement) between the Company or any of the Consolidated Subsidiaries and the Executive, which constitute "parachute payments" under
Section 280G of the Code.

         Notwithstanding any other provision of this Agreement, if payments and the value of benefits received or to be received under this Agreement, together with any other amounts and the value of benefits received or to be received by the Executive, would cause any amount to be nondeductible by the Company or any of the Consolidated Subsidiaries for federal income tax purposes pursuant to or by reason of Section 280G of the Code, then payments and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to be received by the Executive without causing any amount to become nondeductible pursuant to or by reason of
Section 280G of the Code. The Executive shall determine the allocation of such reduction among payments and benefits to the Executive.

            (b) The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits after the Date of Termination or otherwise. This Agreement shall not be construed as providing the Executive any right to be retained in the employ of the Bank or any affiliate of the Bank.

         4. Notice of Termination. In the event that the Bank desires to terminate the employment of the Executive during the term of this Agreement, the Bank shall deliver to the Executive a written notice of termination, stating (i) whether such termination constitutes Termination for Cause, and, if so, setting forth in reasonable detail the facts and circumstances that are the basis for the Termination for Cause, and (ii) specifying the Date of Termination. In the event that the Executive desires to terminate her employment and determines in good faith that she has experienced Good Reason to terminate her employment, she shall send a written notice to the Bank stating the circumstances that constitute Good Reason and the Date of Termination.

         The Executive's right to terminate her employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason under this Agreement.

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         5. No Assignments.

            (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Bank shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business and/or assets of the Bank, by an assumption agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession or assignment had taken place. Failure of the Bank to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Executive to compensation and benefits from the Bank in the same amount and on the same terms that she would be entitled to hereunder if she terminated her employment for Good Reason, in addition to any payments and benefits to which the Executive is entitled under Section 3 hereof. For purposes of implementing the provisions of this Section 5(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

            (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of the death of the Executive, unless otherwise provided herein, all amounts payable hereunder shall be paid to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

         6. Deferred Payments. If following a termination of the Executive, the aggregate payments to be made by the Bank under this Agreement and all other plans or arrangements maintained by the Company or any of the Consolidated Subsidiaries would exceed the limitation on deductible compensation contained in
Section 162(m) of the Code in any calendar year, any such amounts in excess of such limitation shall be mandatorily deferred with interest thereon at 8.0% per annum to a calendar year such that the amount to be paid to the Executive in such calendar year, including deferred amounts, does not exceed such limitation.

         7. Delivery of Notices. For the purposes of this Agreement, all notices and other communications to any party hereto shall be in writing and shall be deemed to have been duly given when delivered or sent by certified mail, return receipt requested, postage prepaid, addressed as follows:


                    If to the Executive:     Tammy Knight
                                             At the address last appearing
                                             on the personnel records of
                                             the Executive

                    If to the Bank:          Alaska Federal Savings Bank
                                             2094 Jordan Avenue
                                             Juneau, Alaska 99801
                                             Attention:  Secretary

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or to such  other  address  as such  party  may have  furnished  to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

         8. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         9. Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         11. Governing Law. This Agreement shall be governed by the laws of the State of Alaska to the extent that federal law does not govern.

         12.  Arbitration.  Any  dispute  or  controversy  arising  under  or in
connection  with  this  Agreement  shall  be  settled   exclusively  by  binding
arbitration, conducted before a panel of three arbitrators in a location selected by the Executive within 100 miles of such Executive's job location with the Bank, in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the Executive shall be entitled to seek specific performance of her rights under Section 1(d) during the pendency of any dispute or controversy arising under or in connection with this Agreement. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

         13. Reimbursement of Expenses. In the event any dispute shall arise between the Executive and the Bank as to the terms or interpretation of this Agreement, including this Section 13, whether instituted by formal legal proceedings or otherwise, including any action taken by the Executive to enforce the terms of this Section 13, or in defending against any action taken by the Bank, the Bank shall reimburse the Executive for all costs and expenses incurred by the Executive, including reasonable attorney's fees, arising from such dispute, proceedings or actions, unless a court of competent jurisdiction renders a final and nonappealable judgment against the Executive as to the matter in dispute. Reimbursement of the Executive's expenses shall be paid within ten days of the Executive furnishing to the Bank written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Executive.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

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         THIS AGREEMENT  CONTAINS A BINDING  ARBITRATION  PROVISION WHICH MAY BE
ENFORCED BY THE PARTIES.


Attest:                                          ALASKA FEDERAL SAVINGS BANK


------------------------                         -------------------------------
________________________                         By:
________________________                         Its:

                                                 EXECUTIVE



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